SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2004

US UNWIRED INC.

(Exact name of registrant as specified in its charter)

Louisiana	000-22003	72-1457316
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

901 Lakeshore Drive
Lake Charles, Louisiana	70601
(Address of principal executive offices)	(Zip Code)

(337) 436-9000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Item 5. Other Events

US Unwired Inc. is filing this Current Report on Form 8-K to file as Exhibit 99.1 its press release dated May 26, 2004 concerning its receipt of the requisite consents of holders of its 13 3/8% senior subordinated discount notes due 2009 (the “Notes”) to adopt proposed amendments to the indenture governing the Notes. US Unwired entered into a supplemental indenture, which is filed herewith as Exhibit 99.2, setting forth the proposed amendments on May 25, 2004.

In addition, US Unwired is filing as Exhibit 99.3 a Fourth Amendment to Credit Agreement dated as of May 7, 2004 among US Unwired Inc., the financial institutions and guarantors listed on the signature pages thereof and the administrative agent to the lenders.

Finally, US Unwired is filing as Exhibit 99.4 its press release dated May 27, 2004 concerning a series of exchanges it effected pursuant to Section 3(a)(9) of the Securities Act of 1933.

Item 7. Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Press Release of US Unwired Inc. dated May 26, 2004.

99.2	Supplemental Indenture dated as of May 25, 2004, among US Unwired Inc., the Guarantors (as defined in the Indenture referred to therein) and U.S. Bank National Association as Trustee under the Indenture referred to therein.

99.3	Fourth Amendment to Credit Agreement dated as of May 7, 2004 by and among US Unwired Inc., the Lenders (as defined therein), CoBank, ACB, as Administrative Agent for Lenders, and, for certain purposes, the Subsidiary Guarantors and Vendor Guarantor named therein.

99.4	Press Release of US Unwired Inc. dated May 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US UNWIRED INC.
(Registrant)

Date: May 28, 2004	By:	/s/ Jerry E. Vaughn
Jerry E. Vaughn
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of US Unwired Inc. dated May 26, 2004.

99.2	Supplemental Indenture dated as of May 25, 2004, among US Unwired Inc., the Guarantors (as defined in the Indenture referred to therein) and U.S. Bank National Association as Trustee under the Indenture referred to therein.

99.3	Fourth Amendment to Credit Agreement dated as of May 7, 2004 by and among US Unwired Inc., the Lenders (as defined therein), CoBank, ACB, as Administrative Agent for Lenders, and, for certain purposes, the Subsidiary Guarantors and Vendor Guarantor named therein.

99.4	Press Release of US Unwired Inc. dated May 27, 2004.